                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939
                         OF A CORPORATION DESIGNATED
                              TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                       _________________________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

        A NATIONAL BANKING ASSOCIATION                        36-0899825
                                                           (I.R.S. EMPLOYER
                                                        IDENTIFICATION NUMBER)

   ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                60670-0126
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                     ___________________________________

                            ILLINOVA CORPORATION
             (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



             ILLINOIS                                       37-1319890
   (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)


       500 SOUTH 27TH STREET
          DECATUR, ILLINOIS                                    62525
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)


                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)





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ITEM 1.          GENERAL INFORMATION.  FURNISH THE FOLLOWING
                 INFORMATION AS TO THE TRUSTEE:

                 (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                 SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                 Comptroller of Currency, Washington, D.C.,
                 Federal Deposit Insurance Corporation,
                 Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                 (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                 CORPORATE TRUST POWERS.

                 The trustee is authorized to exercise corporate trust powers.

ITEM 2.          AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                 IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                 SUCH AFFILIATION.

                 No such affiliation exists with the trustee.


ITEM 16.         LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
                 PART OF THIS STATEMENT OF ELIGIBILITY.

                 1. A copy of the articles of association of the trustee now in effect.*

                 2. A copy of the certificates of authority of the trustee to commence business.*

                 3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                 4.  A copy of the existing by-laws of the trustee.*

                 5.  Not Applicable.

                 6.  The consent of the trustee required by
                     Section 321(b) of the Act.





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                 7.  A copy of the latest report of condition of the
                     trustee published pursuant to law or the requirements of its supervising or examining authority.

                 8.  Not Applicable.

                 9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 3rd day of December, 1996.


                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                  TRUSTEE

                                  BY       /S/ RICHARD D. MANELLA

                                           RICHARD D. MANELLA
                                           VICE PRESIDENT





* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).





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                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                December 3, 1996


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Illinova Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  THE FIRST NATIONAL BANK OF CHICAGO

                                  BY:      /S/ RICHARD D. MANELLA

                                           RICHARD D. MANELLA
                                           VICE PRESIDENT





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                                   EXHIBIT 7

Legal Title of Bank:              The First National Bank of Chicago         Call Date: 06/30/96  ST-BK:    17-1630 FFIEC 031
Address:                          One First National Plaza, Ste 0460                                                Page RC-1
City, State  Zip:                 Chicago, IL  60670
FDIC Certificate No.:             0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                                C400           <-
                                                                            DOLLAR AMOUNT IN                 ------------    ------
                                                                                THOUSANDS            RCFD    BIL MIL THOU
                                                                             ----------------        ----    ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):
     a. Noninterest-bearing balances and currency and coin(1) . . . . . .                             0081     3,572,641       1.a.
     b. Interest-bearing balances(2)  . . . . . . . . . . . . . . . . . .                             0071     6,958,367       1.b.
2.   Securities
     a. Held-to-maturity securities (from Schedule RC-B, column A). . . .                             1754             0       2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D).......                           1773     1,448,974       2.b.
3.   Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal Funds sold  . . . . . . . . . . . . . . . . . . . . . . .                             0276     5,020,878       3.a.
     b. Securities purchased under agreements to resell . . . . . . . . .                             0277       918,688       3.b.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule
     RC-C)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 2122    19,125,160                            4.a.
     b. LESS: Allowance for loan and lease losses . . . . . . . . . . . .   RCFD 3123       379,232                            4.b.
         c. LESS: Allocated transfer risk reserve . . . . . . . . . . . .   RCFD 3128             0                            4.c.
     d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c)  . . . . . . . . . . . . . .                             2125    18,745,928       4.d.
5.   Assets held in trading accounts  . . . . . . . . . . . . . . . . . .                             3545     9,599,172       5.
6.   Premises and fixed assets (including capitalized leases) . . . . . .                             2145       623,289       6.
7.   Other real estate owned (from Schedule RC-M) . . . . . . . . . . . .                             2150         8,927       7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M) . . . . . . . . . . . . . . . . . . .                             2130        57,280       8.
9.   Customers' liability to this bank on acceptances outstanding . . . .                             2155       632,259       9.
10.  Intangible assets (from Schedule RC-M) . . . . . . . . . . . . . . .                             2143       156,715       10.
11.  Other assets (from Schedule RC-F)  . . . . . . . . . . . . . . . . .                             2160     1,592,088       11.
12.  Total assets (sum of items 1 through 11) . . . . . . . . . . . . . .                             2170    49,335,206       12.

__________________
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.





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
Legal Title of Bank:              The First National Bank of Chicago         Call Date:   06/30/96 ST-BK:  17-1630 FFIEC 031
Address:                          One First National Plaza, Ste 0460                                               Page RC-2
City, State  Zip:                 Chicago, IL  60670
FDIC Certificate No.:             0/3/6/1/8

SCHEDULE RC-CONTINUED
                                                                            DOLLAR AMOUNTS IN
                                                                                THOUSANDS                    BIL MIL THOU
                                                                            ----------------                 ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1) . . . . . . . . . . . . . . .                                 RCON 2200   16,878,870    13.a.
        (1) Noninterest-bearing(1). . . . . . . . . . . . . . . .         RCON 6631   7,855,880                             13.a.(1)
        (2) Interest-bearing  . . . . . . . . . . . . . . . . . .         RCON 6636   9,022,990                             13.a.(2)
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)  . . . . . . . . . . .                                 RCFN 2200   12,677,057    13.b.
        (1) Noninterest bearing . . . . . . . . . . . . . . . . .         RCFN 6631     766,936                             13.b.(1)
        (2) Interest-bearing  . . . . . . . . . . . . . . . . . .         RCFN 6636  11,910,121                             13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
     its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal funds purchased . . . . . . . . . . . . . . . . .                                 RCFD 0278    1,318,968    14.a.
     b. Securities sold under agreements to repurchase  . . . . .                                 RCFD 0279    1,197,589    14.b.
15.  a. Demand notes issued to the U.S. Treasury  . . . . . . . .                                 RCON 2840      104,546    15.a.
     b. Trading Liabilities............................................                           RCFD 3548    6,431,784    15.b.
16.  Other borrowed money:
     a. With original maturity of one year or less  . . . . . . .                                 RCFD 2332    4,437,636    16.a.
     b. With original  maturity of more than one year . . . . . .                                 RCFD 2333       75,308    16.b.
17.  Mortgage indebtedness and obligations under capitalized
     leases . . . . . . . . . . . . . . . . . . . . . . . . . . .                                 RCFD 2910      283,041    17.
18.  Bank's liability on acceptance executed and outstanding  . .                                 RCFD 2920      632,259    18.
19.  Subordinated notes and debentures  . . . . . . . . . . . . .                                 RCFD 3200    1,275,000    19.
20.  Other liabilities (from Schedule RC-G) . . . . . . . . . . .                                 RCFD 2930      892,947    20.
21.  Total liabilities (sum of items 13 through 20) . . . . . . .                                 RCFD 2948   46,205,005    21.
22.  Limited-Life preferred stock and related surplus . . . . . .                                 RCFD 3282            0    22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus  . . . . . . .                                 RCFD 3838            0    23.
24.  Common stock . . . . . . . . . . . . . . . . . . . . . . . .                                 RCFD 3230      200,858    24.
25.  Surplus (exclude all surplus related to preferred stock) . .                                 RCFD 3839    2,349,164    25.
26.  a. Undivided profits and capital reserves  . . . . . . . . .                                 RCFD 3632      584,878    26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
        securities  . . . . . . . . . . . . . . . . . . . . . . .                                 RCFD 8434       (3,951)   26.b.

27.  Cumulative foreign currency translation adjustments  . . . .                                 RCFD 3284         (748)   27.
28.  Total equity capital (sum of items 23 through 27)  . . . . .                                 RCFD 3210    3,130,201    28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)  . . . . . . . . . . .                                 RCFD 3300   49,335,206    29.


Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work performed
     for the bank by independent external                                                                  Number

     auditors as of any date during 1995  . . . . . . . . . . . . . . . . . . . . . . . . . RCFD 6724.... N/A               M.1.

1  =   Independent audit of the bank conducted in accordance        4. =   Directors'examination of the bank performed by other
       with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
       public accounting firm which submits a report on the bank           authority)
2  =   Independent audit of the bank's parent holding company       5  =   Review of the bank's financial statements by external
       conducted in accordance with generally accepted auditing            auditors
       standards by a certified public accounting firm which        6  =   Compilation of the bank's financial statements by
       submits a report on the consolidated holding company                external auditors
       (but not on the bank separately)                             7  =   Other audit procedures (excluding tax preparation work)
3  =   Directors' examination of the bank conducted in              8  =   No external audit work
       accordance with generally accepted auditing standards
       by a certified public accounting firm (may be required by
       state chartering authority)

___________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.





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